Exhibit 10.27

AMENDMENT NUMBER ONE TO

AGREEMENT BETWEEN REPUBLIC AIRWAYS

HOLDINGS INC. AND DELTA AIR LINES, INC.

                                This Amendment Number One (the “Amendment”), dated and effective October 1, 2003, amends the Agreement dated June 7, 2002 between Republic Airways Holdings Inc. (“Republic”) and Delta Air Lines, Inc. (“Delta”).

                                WHEREAS, Republic and Delta are parties to the Agreement; and

                                WHEREAS, Republic, Delta and Chautauqua Airlines, Inc. (“Chautauqua”) are, contemporaneously herewith, entering into Amendment Number Two to the Delta Connection Agreement dated June 7, 2003 as previously amended among Delta, Republic and Chautauqua (the “Delta Connection Amendment”); and

WHEREAS, in connection with the Delta Connection Amendment, Republic is issuing a warrant to purchase three hundred thousand (300,000) shares of Republic common stock to Delta (the “Additional Warrant”); and

WHEREAS, in connection with the issuance of the Additional Warrant, Republic and Delta wish to amend the Agreement as provided herein;

NOW THEREFORE, in consideration of the mutual undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Republic and Delta agree as follows:

                1.             Section 5 of the Agreement shall be deleted and replaced with the following:

“5.           Lock-Up.                Delta agrees, if requested by the principal underwriter managing the IPO, not to publicly sell the Participation Shares, the Warrant Shares or any other shares of Common Stock obtained by Delta as the result of the exercise of any warrant or option to purchase Common Stock without the prior written consent of such underwriter for a period not to exceed one hundred eighty (180) days following the effective date of an S-1 registration statement filed by the Company, as amended from time to time (the “Lock-Up”); provided that the terms of any such Lock-Up are no more restrictive than the terms of the least restrictive lock-up or similar restriction imposed on any shareholder of the Company affiliated with Wexford Capital LLC or any executive officer of the Company.”

                2.             All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

                3.             Except as specifically amended herein, the Agreement shall remain in full force and effect.

                IN WITNESS WHEREOF, the parties have executed this Amendment by their undersigned duly authorized representatives:

REPUBLIC AIRWAYS HOLDINGS INC.		DELTA AIR LINES, INC.

By:	/s/ Bryan Bedford	By:	/s/ Fred Buttrell
Name:	Bryan Bedford	Name:	Fred Buttrell
Title:	President	Title:	President & CEO
Delta Connection